Exhibit 99.2

ENERSYS ANNOUNCES DIVIDEND INCREASE OF 29% TO $0.225 PER SHARE FOR THE SECOND QUARTER OF FISCAL YEAR 2024

Reading, PA, USA, August 9, 2023 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today that its Board of Directors has declared a quarterly cash dividend increase of 29% to $0.225 per share of common stock payable on September 29, 2023, to holders of record as of September 15, 2023. This marks the company's 42nd consecutive quarterly dividend.

"Our accelerated earnings, strong operating cash flow, and healthy balance sheet provides us with the flexibility to continue investing for long-term growth and returning capital to shareholders. As part of our disciplined capital allocation strategy, we are committed to a competitive dividend with plans to grow the dividend as earnings grow, excluding the impact of the IRA benefits, over time," said EnerSys President & CEO David M. Shaffer.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications, designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, continuing to pay cash dividends at the current rate, earnings or earnings per share growth, its intention to pay quarterly cash dividends and return capital to stockholders, execution of its stock repurchase program, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock repurchase programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys’ control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2023. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com